Exhibit 10.29
AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 4 to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered as of the 12th day of March, 2008, by and between Silicon Valley Bank (“Bank”) and Harmonic, Inc., a Delaware corporation (“Borrower”) whose address is 549 Baltic Way, Sunnyvale, California 94089.
Recitals
     A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of December 17, 2004, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated December 16, 2005, that certain Amendment No. 2 to Second Amended and Restated Loan and Security Agreement dated December 15, 2006 and as amended by that certain Amendment No. 3 to Second Amended and Restated Loan and Security Agreement dated March 15, 2007 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) decrease the amount available to be borrowed under the Committed Revolving Line and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
          1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
          2.    Amendments to Loan Agreement.
               2.1    Collateral. The Loan Agreement is hereby amended (i) by deleting Section 4.1 in its entirety and replacing it with the words “4.1 [Reserved]”, (ii) by deleting Exhibit A and replacing it with the words “Exhibit A [Reserved]” and (iii) by making conforming changes throughout the Loan Agreement to remove any references to ‘Collateral’ wherever they appear therein, except that the obligation to cash collateralize Letters of Credit under Sections 2.1.2 or 9.1 of the Loan Agreement shall remain in effect.
              2.2    Section 2.1.1 (Advances). Section 2.1.1(a) is amended in its entirety and replaced by the following:
          (a)    Bank will make Advances not exceeding the Committed Revolving Line minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (ii) the FX Reserve, minus (iii) any amounts used for Cash Management Services, and minus (iv) the outstanding principal balance of any Advances.

               2.3    Section 2.1.2 (Letters of Credit). Section 2.1.2(a) is amended and restated in its entirety and replaced with the following:
          (a) Bank will issue or have issued standby Letters of Credit for Borrower’s account in an aggregate amount not to exceed [(x)] $10,000,000 [minus (y) the FX Reserve minus (z) any amounts used for Cash Management Services] (each, a “Letter of Credit”). Each Letter of Credit will have an expiry date of no later than 180 days after the Maturity Date, but Borrower’s reimbursement obligation will be secured by cash in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith on terms acceptable to Bank at any time after the Maturity Date if such Maturity Date is not extended by Bank or if an Event of Default occurs and continues. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.
               2.4    Foreign Exchange Sublimit. A new Section 2.1.2 is added as follows:
     2.1.2    Foreign Exchange Sublimit. As part of the Committed Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least [one (1)] FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to [One Million Dollars ($1,000,000)] (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Committed Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Committed Revolving Line and will accrue interest at the interest rate applicable to Advances.
               2.5    Cash Management Services Sublimit. A new Section 2.1.3 is added as follows:
     2.1.3    Cash Management Services Sublimit. Borrower may use up to [Ten Million Dollars ($10,000,000)] of the Committed Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the interest rate applicable to Advances.
               2.6    Section 2.3 (Overadvances). Section 2.3 is amended and restated in its entirety and replaced with the following:
     2.3    Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the Committed Revolving Line, Borrower shall immediately pay to Bank in cash such excess.
               2.7    Section 2.5 (Fees). Section 2.5(a) is amended and restated in its entirety and replaced with the following:
          (a)    Committed Revolving Line Fee. If, at any time, Borrower fails to maintain a minimum aggregate amount of $30,000,000 of unrestricted funds on deposit for 10 consecutive Business Days with SVB Asset Management and/or SVB Securities, Borrower shall pay an additional $20,000 fee for the Committed Revolving Line.
               2.8    Section 6.7 (Financial Covenant). Section 6.7 is amended and restated in its entirety and replaced with the following:

     At all times, Borrower shall have unrestricted cash and cash equivalents (net of Credit Extensions) of not less than $40,000,000.
               2.9    Section 9.1 (Rights and Remedies). New Sections 9.1(h) and 9.1(i) are added as follows:
          (h)    demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
          (i)    terminate any FX Forward Contracts.
               2.10    Section 13 (Definitions). The following terms and their definition set forth in Section 13.1 are amended in their entirety and replaced with the following:
     “Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to an FX Forward Contract, then the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the foreign (i.e., non-Dollar) currency.
     “Committed Revolving Line” is an Advance or Advances in an aggregate amount of up to $10,000,000.
     “Credit Extension” is any Advance, Equipment Advance, Letter of Credit, the Existing Equipment Debt, FX Forward Contract, amount utilized for Cash Management Services or any other extension of credit by Bank for Borrower’s benefit.
     “Maturity Date” is March 4, 2009.
               2.11    Section 13 (Definitions). The following terms and their definitions are added to Section 13.1 in their alphabetically appropriate position:
     “Cash Management Services” is defined in Section 2.1.3.
     “Foreign Currency” means lawful money of a country other than the United States.
     “FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.
     “FX Forward Contract” is defined in Section 2.1.2.
     “FX Reduction Amount” is defined in Section 2.1.2.
     “FX Reserve” is defined in Section 2.1.2.
     “Settlement Date” is defined in Section 2.1.2.
               2.12    Exhibit C. Exhibit C to the Loan Agreement is replaced in its entirety by Exhibit A hereto.

          3.    Limitation of Amendments.
               3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
               3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
          4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
               4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
               4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               4.3    The organizational documents of Borrower delivered to Bank on December 17, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
               4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
               4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
               4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
          5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
          6.    Effectiveness. This Amendment shall be deemed effective as of March 5, 2008 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to

Bank of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
[Signature page follows.]

          In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Harmonic, Inc.

By:	/s/ Nick Tsiagkas	By:	/s/Patrick J. Harshman
Name:	Nick Tsiagkas	Name:	Patrick J. Harshman

Title:	Relationship Manager	Title:	President & CEO

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	HARMONIC INC. 549 Baltic Way Sunnyvale, CA 94089
          The undersigned authorized officer of Harmonic Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants, except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The undersigned officer certifies that such documents were prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next, except as explained in an accompanying letter or footnotes. The undersigned officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements + CC	Quarterly within 45 days	Yes No

Annual financial statements (Audited)	FYE within 120 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times:

Unrestricted cash and cash equivalents	$40,000,000		Yes No

Comments Regarding Exceptions: See Attached.
Sincerely,
HARMONIC INC.

Signature

Title

Date

BANK USE ONLY

Received by:	AUTHORIZED SIGNER

Date:

Verified:	AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No